                               MANUFACTURING AGREEMENT


     THIS MANUFACTURING AGREEMENT (the "Agreement") is made and entered into as of the 30th day of January, 1998 (the "Closing Date"), by and between Advanced Materials Foreign Sales Corporation Ltd., a Bermuda corporation ("AMFS"), and Foamtec (Singapore) Pte Ltd., a Singapore private limited company ("Foamtec").

                                       RECITALS

     WHEREAS, AMFS proposes to obtain raw material from Foamtec's affiliate in the United States ("Foamex USA"), and to sell such raw material to Foamtec; and

     WHEREAS, Foamtec proposes to fabricate foam products at Foamtec's facility in Singapore, utilizing machinery and technology supplied by AMFS, for resale of finished products to AMFS; and

     WHEREAS, AMFS will sell such finished products to Hewlett-Packard and certain other approved customers and products, on a case-by-case basis; and

     WHEREAS, AMFS has agreed to lease certain machinery and equipment (the "Equipment") to be located at Foamtec's facility pursuant to an equipment lease in the form of Exhibit A hereto (the "Equipment Lease") and certain intellectual property, trade secrets and "know-how" (the "Technology") pursuant to a license agreement in the form of Exhibit B hereto (the "License Agreement") to Foamtec for use in connection with the business contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, AMFS and Foamtec hereby covenant and agree as follows:

                                      ARTICLE 1
                                     DEFINITIONS

     The following defined terms used in this Agreement shall have the respective meanings specified below.

     "ADDITIONAL TERM" shall have the meaning set forth in Section 2.2(b).

     An "AFFILIATE", when used with respect to a specified Person, shall mean
(i) any other Person directly or indirectly controlling, controlled by, or under common control with, such specified Person, (ii) any officer, director, partner (including any officer or director of AMFS or Foamtec), legal representative (including a trustee for the benefit of such specified Person) or employee of such specified Person, and (iii) any Person for which such specified Person acts as an officer, director, partner or employee. As used in this definition of "Affiliate," the term "control" and any derivatives thereof mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

     "AGREEMENT" shall have the meaning set forth in the preamble.

     "AMFS" shall have the meaning set forth in the preamble.

     "BUSINESS" shall have the meaning set forth in Section 2.1.

     "BUSINESS PLAN" shall have the meaning set forth in Section 6.4(1).

     THE "CLOSING DATE" shall have the meaning set forth in the preamble.

     THE "DEFAULTING PARTY" shall have the meaning set forth in Section 7.1.

     "EQUIPMENT" shall have the meaning set forth in the preamble.

     "EQUIPMENT LEASE" shall have the meaning set forth in the preamble.

     "EVENT OF DEFAULT" shall have the meaning set forth in Section 7.1.

     "FOAMEX USA" shall have the meaning set forth in the preamble.

     "FOAMTEC" shall have the meaning set forth in the preamble.

     "INDEMNIFIED PARTY" shall have the meaning set forth in Section 11.2.

     "INDEMNIFYING PARTY" shall have the meaning set forth in Section 11.2.

     "LICENSE AGREEMENT" shall have the meaning set forth in the preamble.

     "NONDEFAULTING PARTY" shall have the meaning set forth in Section 7.1.

     "NOTICE OF DEFAULT" shall have the meaning set forth in Section 7.1.

     "PARTY" shall mean either of AMFS or Foamtec, as the context requires.

     "PARTIES" shall mean AMFS and Foamtec.

     "PERSON" shall mean any individual, partnership, association, governmental instrumentality, corporation, trust or other legal person or entity.

     "PRODUCTS" shall have the meaning set forth in Section 2.1.

     "SIAC RULES" shall have the meaning set forth in Section 10.2.

     "TECHNOLOGY" shall have the meaning set forth in the preamble.

     "TERM" shall have the meaning set forth in Section 2.2.


                                      ARTICLE 2
                              PURPOSES; TERM AND CONDUCT

     2.1.  PURPOSES.  The purposes for which the Agreement is entered
(the "Business") are for AMFS to acquire raw material from Foamex USA, and to sell such raw material to Foamtec, and for Foamtec to fabricate such raw foam products at Foamtec's facility in Singapore, utilizing machinery and technology supplied by AMFS, for resale of finished foam products to AMFS, which will then sell such products to Hewlett-Packard and to certain other approved customers and products, such products and such customers to be approved unanimously by the Parties from time to time on a case-by-case basis (the "Products").

     2.2.  TERM.

           (a) The Agreement shall commence on the Closing Date and, subject to the provisions otherwise contained herein, shall terminate ten (10) years thereafter subject to renewal as provided in Section 2.2(b), below (the "Term") unless sooner terminated as otherwise provided in this Agreement or by law.

           (b) This Agreement may be renewed by either party for an additional five (5) year period (the "Additional Term"), provided the party desiring to renew the Agreement for such Additional Term notifies the other party in writing at least six months prior to expiration of the Term hereof.

     2.3.  CONDUCT.  The Agreement shall be effected as follows:

           (a) AMFS shall purchase raw material from Foamex USA at a price representing the best price for such material offered by Foamex USA anywhere in the world at that time. Foamtec will reasonably cooperate with AMFS to ensure AMFS receives from Foamex USA the pricing described in the previous sentence, and to make such books and records reasonably available as are necessary or desirable to AMFS's auditors to verify such best price.

           (b) AMFS will sell such raw material to Foamtec at a price as determined in Section 3.3(a), below.

           (c) Foamtec shall fabricate such raw material into finished product at Foamtec's facility, utilizing Foamtec's personnel and the Equipment and Technology of AMFS, and shall resell such finished product to AMFS at a price equal to the price determined as set forth in Section 3.3(b), below.

           (d) AMFS shall sell and deliver such finished products to Hewlett-Packard and such other customers at the same prices as are determined in accordance with Section 2.3(c) and Section 3.3(b).

                                      ARTICLE 3
                                       COSTING

     3.1. PROFIT SHARING. Except as otherwise expressly stipulated herein, the interest of the respective Parties in the profits resulting from the difference between the price of the raw materials described in Section 2.3(a) and the retail price for sales to customers described in Section 2.3(d) shall be as follows (commencing as at the date of the first sale of the Products to a retail customer hereunder):

           Year          AMFS           Foamtec
           ----          ----           -------

           1              65               35
           2              60               40
           3              50               50
           4              45               55
           5              40               60
        6-10              35               65

     3.2 CALCULATION OF PROFITS. Profits are to be determined by deducting all costs arising under the Agreement from the revenues arising under the Agreement.

           (a) REVENUES. Payments received from customers as contemplated by Section 2.3(c).

           (b) COSTS - FOAMTEC. Foamtec shall be permitted to charge AMFS, in U.S. dollars, amounts to compensate Foamtec for all raw materials, direct labor costs (including compensation and benefits), variable overhead (utilities, packaging, supplies, repairs and maintenance, outbound freight, inspection and manufacturing, supervision), fixed overhead (facility rent, purchasing, receiving, shipping, plant manager), operating expenses (sales and marketing, accounting, legal and audit) and an amortization charge for start-up costs. The foregoing manufacturing costs will be computed as further described in Schedule 3.2(b) and reviewed periodically and approved by the parties pursuant to Article 4. These manufacturing costs must remain competitive to U.S. plant manufacturing standards, usage and plant space utilization.

           (c) COSTS - AMFS. Costs incurred by AMFS for direct material (including costs of transportation, duties, brokers' fees, insurance, manufacturing scrap and so forth), fixed overhead (including payments under the Equipment Lease and the License Agreement, and quality control and purchasing allocations), operating expenses (including sales and marketing) and non-operating expenses (including imputed interest charges for inventory and accounts receivable and an amortization charge for start-up costs will be charged as costs). These costs will be reviewed periodically and approved by the parties pursuant to Article 4.

     3.3   CALCULATION OF PURCHASE PRICE.

           (a) The price described in Section 2.3(b) shall be determined by the parties pursuant to Article 4 and shall be intended to provide that the difference between the price paid by AMFS to Foamex USA for raw material and the price paid by Foamtec to AMFS for the same raw material shall represent the portion of the profit in good faith estimated to accrue to AMFS as set forth in
Section 3.1 and as calculated in Section 3.2.

           (b) The price described in Section 2.3(c) shall be determined by the parties pursuant to Article 4 and shall be intended to provide in good faith that the difference between the price paid by Foamtec to AMFS for raw material and the price paid by AMFS to Foamtec for finished product fabricated from such raw material shall represent the portion of the profit in good faith estimated to accrue to Foamtec as set forth in Section 3.1 and as calculated in Section 3.2.

     3.4 TIME OF PAYMENTS. Payments by AMFS to Foamtec and payments by Foamtec to AMFS as contemplated herein shall be made on a quarterly basis within ten (10) business days after the quarter is closed, and shall be netted against each other, with such adjustments as may be determined in good faith by the parties pursuant to Article 4 so as to most accurately reflect the intent of the parties as set forth in Section 3.1.

                                      ARTICLE 4
                                      OVERSIGHT

     4.1. OVERSIGHT. The parties shall perform under this Agreement under the joint direction of an appointee of each of AMFS (initially, Steve F. Scott) and Foamtec (initially, Stephen P. Scibelli). Any disputes or disagreements arising from this Agreement shall initially be referred jointly to such appointees, who shall in good faith attempt to resolve such disputes promptly and within the spirit of this Agreement.

                                      ARTICLE 5
                              BOOKS AND RECORDS; AUDITS

     5.1. BOOKS; STATEMENTS. The Parties shall keep accurate, full and complete books and accounts showing its operations and transactions relating to the Business.

     5.2. ACCESS. Each Party shall have access to and may inspect and copy the books, accounts and records of the other Party maintained in accordance with
Section 5.1, provided that any request for access to the books, accounts and records of the other Party must be reasonable.

     5.3. AUDITS. In addition to the foregoing, any Party may, at its option and at its own expense, conduct internal audits of the books, records and accounts of the other Party, but only to the extent that such books, records and accounts relate to the Business. Audits may be on either a continuous or a periodic basis or both and may be conducted by employees of any Party, or of an Affiliate of any Party, or by independent auditors retained by any Party.

     5.4. OTHER INFORMATION. Each Party shall make available to the other Party such information and financial statements related to the Business, in addition to the foregoing, as shall be required by either of them in connection with the preparation of registration statements, current and periodic reports, proxy statements and other documents required to be filed under foreign, federal or state securities laws and shall cooperate in the preparation of any such documents.

                                      ARTICLE 6
                    NO ASSIGNMENT; RIGHTS TO PURCHASE AN INTEREST

     6.1. CONSENT REQUIRED. Except as provided in Section 6.2, without the prior written consent of the other Party (which may be withheld for any or no reason), no Party, nor any assignee or successor in interest of any Party, shall (voluntarily or involuntarily) sell, assign, give, pledge, hypothecate, encumber or otherwise transfer all or any part of its interest in this Agreement.

     6.2 RIGHT TO PURCHASE AND SELL. At any time following the third anniversary of the date hereof, Foamtec shall have the right, exercisable from time to time by written notice to AMFS, to purchase the interest of AMFS under this Agreement at a price calculated as the present value, discounted at the average over the prior three months of the prime rate as announced from time to time by Wells Fargo Bank, N.A. Head Office as its prime rate, of the portion of the income reasonably expected to accrue to AMFS as provided in Section 3.1 hereof over the remaining balance of the initial Term hereof (if exercised during the initial Term) or for the balance of the Additional Term (if exercised during the Additional Term) based on the forecast from Hewlett-Packard of its orders for products of the Business during such period. Within 30 days of such notice, the Parties shall execute such documents and instruments reasonably acceptable to the Parties required to consummate the contemplated transaction, including AMFS' transfer of the Technology to Foamtec. The closing of such transaction shall take place within 30 days following the date on which any government regulatory approvals required for consummation of the transaction have been obtained or otherwise satisfied.

                                      ARTICLE 7
                                     TERMINATION

     7.1.  EVENT OF DEFAULT.  In the event:

           (a) a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) shall take possession of a Party or any substantial part of its property without its consent, or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of a Party in an involuntary case under any applicable bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) of such Party or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or

           (b) a Party shall commence a voluntary case under any applicable bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, conservator, sequestrator (or other similar official) of such Party or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing; or

           (c) a Party shall admit in writing its inability to pay its debts as they mature; or

           (d) a Party shall give notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations; or

           (e) any Party fails to perform any of its obligations or covenants or breaches any of its representations under this Agreement or pursuant to the agreements attached as Exhibits hereto (an "Event of Default"), then the other Party (the "Nondefaulting Party") shall have the right to give such party (the "Defaulting Party") a notice of default ("Notice of Default"). The Notice of Default shall set forth the nature of the obligations which the Defaulting Party has not performed.

     7.2   THIRTY (30) DAY PERIOD AFTER EVENT OF DEFAULT.

           (a) If within the thirty (30) day period following receipt of the Notice of Default, the Defaulting Party in good faith commences to perform such obligations and cure such default, and thereafter prosecutes to completion with diligence and continuity the curing thereof and cures such default within a reasonable time, then it shall be deemed that the Notice of Default was not given and the Defaulting Party shall lose no rights hereunder. If, within such thirty (30) day period, the Defaulting Party does not commence in good faith the curing of such default or does not thereafter prosecute to completion with diligence and continuity the curing thereof, then the Nondefaulting Party may, at the option of the Nondefaulting Party, terminate this Agreement by giving the Defaulting Party written notice thereof.

           (b) Failure by a Nondefaulting Party to give any Notice of Default as specified herein, or any failure to insist upon strict performance of any of the terms of this Agreement, shall not constitute a waiver of any such breach or any of the terms of this Agreement. No breach shall be waived and no duty to be performed shall be altered or modified except by written instrument. One or more waivers or failures to give Notice of Default shall not be considered as a waiver of a subsequent or continuing breach of the same covenant.

     7.3. CONTINUING OBLIGATIONS. The termination of this Agreement for any reason shall neither release either Party hereto from any liabilities, obligations or agreements which, pursuant to any provisions of this Agreement, are to survive or be performed after such termination nor shall it release either Party hereto from its liability to pay any sums of money accrued, due, and payable to the other Party or to discharge its then-accrued and unfulfilled obligations.

     7.4.  NOT EXCLUSIVE REMEDY.  The rights granted in Section 7.1 and Section
7.2 above shall not be deemed an exclusive remedy of a Nondefaulting Party or a Solvent Party, but all other rights and remedies, legal and equitable, shall be available to it.

                                      ARTICLE 8
                               COVENANT NOT TO COMPETE

     8.1. COVENANT NOT TO COMPETE. Each Party and its Affiliates, so long as such Party remains a Party hereunder, are prohibited from directly or indirectly engaging in or possessing an interest in an activity, the purpose or business of which is identical to that described in Section 2.1, relating to the manufacture of products of the sort manufactured under this Agreement, to be sold to customers under this Agreement, during the Term of this Agreement, in Singapore or Malaysia. However, notwithstanding anything in this Agreement to the contrary, Foamex Asia Co., Ltd., a private limited company incorporated in the Kingdom of Thailand which is an Affiliate of Foamtec, shall have the right to sell raw materials to anyone in Singapore, Malaysia or elsewhere.

                                      ARTICLE 9
                            REPRESENTATIONS AND WARRANTIES

     9.1. REPRESENTATIONS AND WARRANTIES BY AMFS. AMFS represents and warrants to, and covenants with Foamtec, as follows:

           (a) AMFS is a corporation duly organized and validly existing under the laws of the State of California and is in good standing in such jurisdiction. AMFS is qualified to do business and in good standing as a foreign corporation in any other jurisdiction where the failure to be so qualified or in good standing would have a material adverse impact on the operation or financial condition of the Business.

           (b) AMFS has the full right, power and authority to enter into this Agreement and will at all times have the full power and authority to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by it, and this Agreement constitutes its valid and binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other loss affecting creditors' rights generally, or equitable principles, whether applied in a proceeding in equity or law.

           (c) AMFS is not, nor at any time will it be, a party to any contract or other arrangement of any nature that will materially interfere with its full, due and complete performance of this Agreement.

           (d) There is no litigation or proceeding pending nor, to the best of AMFS's knowledge and belief, is any investigation pending or litigation, proceeding, or investigation threatened involving AMFS or its parent, which could, if adversely determined, materially and adversely affect the operation or financial condition of the Business or the performance of AMFS's obligations under this Agreement.

           (e) AMFS is not, nor at any time will it be, in violation of any existing law, be it state or federal, by entering into and undertaking the performance of this Agreement.

     9.2. REPRESENTATIONS AND WARRANTIES BY FOAMTEC. Foamtec represents and warrants to, and covenants with, AMFS, as follows:

           (a) Foamtec is a private limited company duly organized and validly existing under the law of the Republic of Singapore and is in good standing in such jurisdiction. Foamtec is qualified to do business and in good standing as a foreign corporation in any other jurisdiction where the failure to be so qualified or in good standing would have a material adverse impact on the business or financial condition of the Business.

           (b) Foamtec has the full right, power and authority to enter into this Agreement and will at all times have the full power and authority to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by it, and this Agreement constitutes its valid and binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other loss affecting creditors' rights generally, or equitable principles, whether applied in a proceeding in equity or law.

           (c) Foamtec is not, nor at any time will it be, a party to any contract or other arrangement of any nature that will materially interfere with its full, due and complete performance of this Agreement.

           (d) There is no litigation or proceeding pending nor, to the best of Foamtec's knowledge and belief, is any investigation pending or litigation, proceeding, or investigation threatened involving Foamtec or its parent, which could, if adversely determined, materially and adversely affect the operation or financial condition of the Business or the performance of Foamtec's obligations under this Agreement.

           (e) Foamtec is not, nor at any time will it be, in violation of any existing law, be it state or federal, by entering into and undertaking the performance of this Agreement.

                                      ARTICLE 10
                                     ARBITRATION

     10.1. ARBITRATION. Any dispute arising out of or in connection with this Agreement that has not been resolved pursuant to the procedures set forth in
Article 4 shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre ("SIAC Rules") for the time being in force which rules are deemed to be incorporated by reference into this Section. The law of the arbitration shall be the Singapore International Act 1994. The Tribunal shall consist of three (3) arbitrators, each party to appoint one (1) arbitrator, and the two arbitrators thus appointed shall choose the third arbitrator who will
act as the presiding arbitrator of the Tribunal.   The governing law of this
Agreement shall be the substantive law of the State of California, U.S.A. The language of the arbitration shall be English.

                                      ARTICLE 11
                                   INDEMNIFICATION

     11.1. INDEMNIFICATION. Each Party shall indemnify, defend, and hold harmless the other Party (including those who have been, but no longer are, Parties) and its Affiliates from and against all loss, cost, liability and expense which may be imposed upon or reasonably incurred by the other Party or Affiliates, including reasonable attorneys' fees and disbursements and reasonable settlement payments, in connection with any claim, action, suit or proceeding or threat thereof, made or instituted in which the other Party or Affiliates may be involved or be made a party by reason of a breach of such Party's representations or covenants.

     11.2. PROCEDURE FOR DEFENSE. Promptly after receipt by a person or entity indemnified under any express provision of this Agreement (the "Indemnified Party") of notice of the commencement of any action against the Indemnified Party, such Indemnified Party shall give notice to the person or persons or entity or entities obligated to indemnify the Indemnified Party pursuant to the express provisions of this Agreement (the "Indemnifying Party"). The Indemnifying Party shall be entitled to participate in the defense of the action and, to the extent that it may elect in its discretion by written notice to the Indemnified Party, to assume the control and defense and/or settlement of such action and the Indemnified Party shall execute such documents or otherwise to permit the Indemnifying Party to do so; provided, however, that (i) both the Indemnifying Party and the Indemnified Party must consent and agree to any settlement of any such action, except that if the Indemnifying Party has reached a bona fide settlement agreement with the plaintiff(s) in any such action and the Indemnified Party does not consent to such settlement agreement, then the dollar amount specified in the settlement agreement shall act as an absolute maximum limit on the indemnification obligation of the Indemnifying Party, and (ii) if the defendants in any such action include both the Indemnifying Party and the Indemnified Party and if the Indemnified Party shall have reasonably concluded that there are legal defenses available to it which are in conflict with those available to the Indemnifying Party, then the Indemnified Party shall have the right to select separate counsel to assert such legal defenses and otherwise to participate in the defense of such action on its own behalf, and the fees and disbursements of such separate counsel shall be included in the amount which the Indemnified Party is entitled to recover under the terms and subject to the conditions of this Agreement.

                                      ARTICLE 12
                                       NOTICES

     12.1. NOTICES. No notice or other communication hereunder shall be sufficient to affect any rights, remedies or obligations of any party hereto unless such notice or communication is in writing and delivered to the person or persons whose rights, remedies or obligations are affected, except that any such written notice or communication which is hand delivered, sent by facsimile transmission with proof of receipt, delivered by prepaid courier service or mailed by prepaid certified mail, return receipt requested, addressed to the respective and appropriate party as follows (or to such other address as the parties may indicate in writing in accordance with this Section), and shall be deemed sufficient upon hand delivery or facsimile transmission, one day after deposit with such courier service, or three days after such mailing, as the case may be:

     If to AMFS to:      Advanced Materials Foreign Sales Corporation Ltd.
                         c/o M.Q. Services, Ltd.
                         Bermuda Commercial Bank Building
                         2nd Floor, 44 Church Street
                         Hamilton, Bermuda HM12
                         Facsimile: (310) 763-6869
                         Attention: President

     with a copy to:     Advanced Materials, Inc.
                         20211 S. Susana Road
                         Rancho Dominguez, CA  90221
                         Facsimile:  (310) 763-6869
                         Attention:  President

     If to Foamtec to:   Foamtec (Singapore) Pte Ltd.
                         6 Sungei Kadut Crescent
                         Singapore 728689
                         Facsimile: 65-368-1831

     with a copy to:     Foamex Asia Co., Ltd.
                         175 Sathorn City Tower
                         22nd Floor
                         South Sathorn Road
                         Thungmahamek, Sathorn, Bangkok 10120
                         Thailand
                         Facsimile:  662-679-6107
                         Attention:  Mr. Steve Scibelli

     12.2. COPIES. A copy of any notice, service of process or other document in the nature thereof relating to this Agreement, received by any Party from anyone other than the other Party shall be delivered by the receiving Party to the other Party as soon as practicable.

                                      ARTICLE 13
                                    MISCELLANEOUS

     13.1. GOVERNING LAW; OWNERSHIP. Except as is expressly herein stipulated to the contrary, the rights and obligations of the Parties and the administration and termination of the Agreement shall be governed by the laws of the State of California, U.S.A. The validity, performance, and all matters relating to the interpretation and effect of this Agreement shall be governed by the internal law in effect in the State of California, without regard to principles of law (such as "conflicts of law") that might make the law of some other jurisdiction applicable.
     13.2. ADDITIONAL DOCUMENTS AND ACTS. In connection with this Agreement, as well as all transactions contemplated by this Agreement, each Party agrees to execute and deliver such additional documents and instruments, and to perform such additional acts, as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement, and all such transactions. All approvals of either party hereunder shall be in writing.

     13.3. SERVICE; JURISDICTION. Each of the parties agrees to (a) the irrevocable designation of the Secretary of State of the State of California as its agent upon whom process against it may be served, and (b) personal jurisdiction in any action brought in any court, federal or state, within the State of California having subject matter jurisdiction arising under this Agreement.

     13.4. PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

     13.5. ENTIRE AGREEMENT. This instrument and the Schedule and Exhibits hereto and the agreements contemplated hereby or referred to herein contain all of the understandings and agreements of whatsoever kind and nature existing between the parties hereto with respect to this Agreement and the rights, interests, understandings, agreements and obligations of the respective parties pertaining to the Agreement.

     13.6. REFERENCES OF THIS AGREEMENT. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

     13.7. HEADINGS. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

     13.8. BINDING EFFECT. Except as herein otherwise expressly stipulated to the contrary, this Agreement shall be binding, upon and inure to the benefit of the parties signatory hereto, and their respective successors and permitted assigns.

     13.9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall constitute one and the same Agreement.

     13.10. AMENDMENTS. This Agreement may not be amended, altered or modified except by a written instrument signed by each of the Parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   ADVANCED MATERIALS FOREIGN SALES
                                   CORPORATION LTD.

                                   By:    /s/ Steve F. Scott
                                          -----------------------------
                                   Title: President
                                          -----------------------------

                                   FOAMTEC (SINGAPORE) PTE

                                   By:    /s/ Stephen Scibelli
                                          -----------------------------
                                   Title: President
                                          -----------------------------

Attachments:

Exhibit A:          Equipment Lease

Exhibit B:          License Agreement

Schedule 3.2(b)     Manufacturing Costs

                                      EXHIBIT A

                  ADVANCED MATERIALS FOREIGN SALES CORPORATION LTD.
                                   EQUIPMENT LEASE


Foamtec (Singapore) Pte.                                        January 30, 1998
--------------------------------                    ----------------------------
Name of ("Lessee")                                             Date


Advanced Materials Foreign Sales Corporation Ltd. ("Lessor"), by its acceptance hereof at its home office, hereby leases to Lessee, and Lessee hereby leases from Lessor, in accordance with the terms and conditions hereinafter set forth, the Equipment together with all replacements, parts, repairs, additions, attachments and accessories incorporated therein or now or hereafter affixed thereto (hereinafter collectively called the "Equipment") described in the attached schedule annexed hereto and made a part hereof (hereinafter called the "Schedule").

1.   TERM OF LEASE.

     The Lease is effective from the date executed by Lessor and shall remain in force during the term of the Manufacturing Agreement dated the date hereof between the parties hereto (the "Manufacturing Agreement"), and during any extensions thereof (the "Term").

2.   RENTAL COMMENCEMENT DATE.

     The Rental Commencement Date of this Lease for the purpose of determining when the monthly rental payments begin hereunder shall be the date on which Lessor notifies Lessee that the Equipment is installed, ready for use, at Lessee's installation site.

3.   INSTALLATION.

     The Equipment will be installed, ready for use, by Lessor, without additional charge, on the Installation Date specified in the Schedule. Lessee shall, at its expense, have the installation site prepared in accordance with Lessor's site preparation instructions thirty (30) days before the scheduled Installation Date to enable Lessor to promptly deliver and begin installing the Equipment. In the event Lessor's installation personnel arrive at Lessee's installation site on the scheduled Installation Date and the installation site has not been prepared in conformance with Lessor's site preparation instructions, the additional cost incurred by Lessor for travel, labor and subsistence shall be payable by Lessee at Lessor's then standard rates.

4.   RENTAL PAYMENTS.

     The annual rental payment for the Equipment as set forth in the attached Schedule shall begin on the Rental Commencement Date and be charged in advance on the Rental Commencement Date and each anniversary thereof. All rent shall be charged as a cost of Lessor in accordance with Section 3.2(c) of the Manufacturing Agreement.

5.   PAYMENT OF TAXES

     Lessee shall also pay all taxes, however designated, which are levied or based on this Lease, the Equipment or its use, lease, operation, or value, including, without limitation, personal property taxes, retailer's occupation taxes, state and local privilege or excise taxes based on gross revenue, and any penalties or interest in connection therewith or taxes or amounts in lieu thereof paid or payable by Lessor or Lessee in respect of the foregoing, but excluding taxes based on Lessor's net income. Charges for taxes, penalties and interest, if any, shall be promptly paid by Lessee. Payments made by Lessee pursuant to this Clause 5 hereof may not be charged as a cost of Lessee in accordance with Section 3.2(b) of the Manufacturing Agreement. In the event Lessee defaults in the payment of any such tax, Lessor may pay such tax and shall be reimbursed by Lessee, with interest (plus attorneys fees and costs, if any) as additional rent. The foregoing obligations shall survive the termination of this Lease.

6.   LOCATION AND USE.

     The Equipment will be kept by Lessee in its sole possession and control, will at all times be located at the location specified in the Schedule, and will not be removed without the prior written consent of Lessor. Lessee will not make or permit to be made any alteration or addition to the Equipment without the prior written consent of Lessor and Lessee will keep and maintain the Equipment free and clear of all liens, charges and encumbrances (except any placed thereon by Lessor).

7.   TRANSPORTATION AND RETURN OF EQUIPMENT.

     All transportation and other charges for delivery and installation of the Equipment to Lessee's premises shall be paid by Lessee. On expiration or termination of this Lease, Lessee, at its own risk and expense, will immediately return the Equipment to Lessor in the same condition as delivered, reasonable wear and tear excepted, at such location as Lessor shall designate. Payments made by Lessee pursuant to this Clause 7 hereof may not be charged as a cost of Lessee in accordance with Section 3.2(b) of the Manufacturing Agreement. In the event Lessee fails to promptly return the Equipment upon expiration or termination of the Lease, Lessee shall pay to Lessor, as additional rental, twice the monthly rental payment set forth in the Schedule for each month, or part thereof, in which Lessee fails to return the Equipment.

8.   WARRANTY.

     The Equipment is warranted against defects in materials or workmanship during the Term hereof. Upon receipt of notice of such defects during the warranty period, Lessor will, at its option, either repair or replace Equipment which proves to be defective. The foregoing warranty shall not apply to defects resulting from improper or inadequate maintenance by Lessee; unauthorized modification or misuse; operation outside the environmental specifications for the product; or improper site preparation and maintenance.

     THE WARRANTIES SET FORTH ABOVE ARE EXCLUSIVE AND NO OTHER WARRANTY, WHETHER WRITTEN OR ORAL, IS EXPRESSED OR IMPLIED. LESSOR SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     THE REMEDIES PROVIDED HEREIN ARE LESSEE'S SOLE AND EXCLUSIVE REMEDIES. IN NO EVENT SHALL LESSOR BE LIABLE FOR ANY LOSS OR DAMAGE CLAIMED TO HAVE RESULTED FROM THE USE, OPERATION OR PERFORMANCE OF LESSOR'S PRODUCTS REGARDLESS OF THE FORM OF ACTION EXCEPT FOR LOSS OR DAMAGE CAUSED BY THE GROSS NEGLIGENCE OF LESSOR. IN NO EVENT SHALL LESSOR BE LIABLE TO LESSEE
     FOR: (1) ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES; (2) ANY DAMAGES RESULTING FROM LOSS OF USE, DATA OR PROFITS; OR (3) ANY CLAIMS WHETHER IN CONTRACT OR TORT, THAT AROSE MORE THAN ONE YEAR PRIOR TO INSTITUTION OF SUIT THEREON.

9.   INSURANCE, INDEMNITY AND RISK OF LOSS.

     A. Until such time as the Equipment is returned and delivered to Lessor or its designee and accepted by Lessor, Lessee shall, at its sole expense, procure and maintain in force at all times (a) insurance naming Lessor as an additional insured, protecting against liability for bodily injury and property damage resulting from the ownership, installation, functioning, operation, presence, use or possession of the Equipment or any part thereof, in such amounts as shall be reasonably acceptable to Lessor, and
     (b) insurance against loss, theft, damage or destruction of the Equipment from any cause, and against such other risks, including flood, as Lessor may direct, in an amount not less than the aggregate amount of the total rental payments due hereunder for the Term or for the Lessor's full list price of the Equipment, whichever amount is greater, with loss payable to Lessor or its assignee as their interests may appear, and with such insurance companies as Lessor shall reasonably approve. Payments made by Lessee pursuant to this Clause 9 hereof may not be charged as a cost of Lessee in accordance with Section 3.2(b) of the Manufacturing Agreement. All policies shall provide that they cannot be amended without the consent of Lessor or its assignees. All policies and endorsements, or certificates thereof, shall be promptly furnished to Lessor. At least thirty (30) days prior to the expiration of the then current policy term, renewal policies and endorsements, or certificates thereof, shall be provided to Lessor. Each insurer shall agree in writing to give Lessor or its assignee thirty (30) days prior written notice of the effective date of any alteration or cancellation of such policy. In the event Lessee fails to procure or maintain said insurance as hereinbefore specified, Lessor shall have the right, but shall not be obligated, to effect such insurance. In that event, the cost thereof shall be repayable to Lessor with the next rental payment due, and failure to repay the same shall carry with it the same consequence as failure to pay any rental payment.

     B. Lessee shall bear the entire risk of loss, theft, damage or destruction of the Equipment from any cause whatsoever, and no loss, theft, damage or destruction of the Equipment shall relieve Lessee of the obligation to pay rental payments or any other obligation under this Lease. If any item of Equipment should be damaged by reason of any cause, and be capable of repair, Lessee shall repair the same at Lessee's sole expense as quickly as circumstances permit without any abatement or reduction of rental payments. In such event, should Lessor be indemnified under any insurance policy or policies pursuant to the provisions of this Lease, provided that no default by Lessee exists hereunder, Lessor shall pay to Lessee the proceeds received by Lessor from such insurance to assist Lessee in defraying the cost and expense of such repair. If any item of Equipment should be lost, stolen, destroyed, or damaged beyond repair by any cause whatsoever, Lessee shall pay Lessor an amount equal to the full list price of the Equipment less depreciation and the amount of any insurance received by Lessor.

     C. Lessee shall immediately give notice to Lessor of any damage to any of the Equipment constituting or which might constitute an event of loss under the applicable insurance policies.

     D. Lessee shall indemnify and save Lessor and its assignee, if any, harmless from all claims, liability, injury, loss and damage of any kind (including claims for strict liability in tort) and any costs and expenses incurred in connection therewith (including reasonable attorneys' fees) asserted by Lessee or others arising from or allegedly caused by the installation, presence, use, possession, selection, leasing, renting, operation, control, maintenance, delivery and return of the Equipment, or ownership of any of the Equipment and from loss of any kind, however caused, arising from the malfunctioning or destruction of the Equipment, and such indemnity shall survive termination of this Lease for any reason. Insurance costs incurred by Lessee to insure Lessee for the risks relevant to this Clause 9(D) may not be charged as a cost of Lessee in accordance with Section 3.2(b) of the Manufacturing Agreement.

10.  ASSIGNMENT; NO SET-OFF AGAINST ASSIGNEE.

     Lessor shall have the right to assign all or any part of its rights under this Lease without notice to Lessee, but such assignment shall not relieve Lessor in any manner whatsoever of Lessor's obligations hereunder. In such event, Lessor's assignee shall be entitled to enforce the rights assigned but shall be under no liability to Lessee to perform any of the obligations of Lessor hereunder (except for the application of any insurance proceeds received by the assignee as provided for herein), and Lessee's rights hereunder as against Lessor shall be unaffected, except as herein specifically provided. Lessee agrees that following its receipt of notice of any assignment by Lessor of this Lease or of the rental payments payable hereunder, it will pay the rental payments due hereunder directly to the assignee (or to whomever the assignee shall designate), notwithstanding (a) any agreements or amendments hereto now or hereafter entered into by Lessor with Lessee, (b) the commencement by or against Lessor of any proceeding under the laws of the United States or any State relating to bankruptcy or insolvency or the appointment therein of any trustee or receiver or similar officer to take custody of Lessor's estate or the making by Lessor of an assignment for the benefit of creditors, or
     (c) the availability of any claim, demand, defense (other than payment), set-off, counterclaim or recoupment which Lessee may have against Lessor other than arising out of (x) any breach of any obligation of Lessor in respect of the Equipment, or (y) by reason of any other indebtedness or liability at any time owing to Lessee by Lessor. Any assignee of Lessor's rights may reassign such rights with the same force and effect as an original assignment. Lessee will not modify or consent to any modification of the terms of this Lease, assign this Lease, or sublet or move any item of Equipment without the prior written consent of Lessor and its assignee, if any.

11.  DEFAULT AND REMEDIES.

     A. If (a) Lessee shall fail to pay any rental payment or any other payment hereunder within five (5) days after the date when such obligation is due; or (b) Lessee shall fail to perform any other term or condition of this Lease for a period of ten (10) days after written notice thereof from Lessor to Lessee; or (c) proceedings under United States or other national or local bankruptcy law or other insolvency laws shall be instituted against Lessee, or a trustee or receiver or similar officer shall be appointed for Lessee or any of its property, or any of the Equipment shall be attached or levied upon and such proceedings shall not be vacated or fully stayed within fifteen (15) days thereof; or (d) Lessee shall make an assignment for the benefit of creditors or institute proceedings to be adjudicated a bankrupt or insolvent or admit in writing its inability to pay its debts as they become due; or (e) Lessee attempts to remove, sell, transfer, encumber, sublet or part with possession of the Equipment, or assigns or attempts to assign all or any part of this Lease or Lessee's rights hereunder; or (f) Lessee ceases doing business as a going concern, sells substantially all of its assets out of the ordinary course of business, merges or consolidates with any other person, or, if a corporation, sustains a change in the ownership of more than 20% in the aggregate of its issued and outstanding stock of any class except a change of ownership as a result of (x) a transfer to an Affiliate (as defined in the Manufacturing Agreement) or (y) a bona fide reorganization, or abandons any or all of the Equipment; or (g) Lessee is a corporation and ceases its corporate existence or good standing; or (h) Lessee has made any material misrepresentation (including the failure to disclose a material fact) under this Lease or in connection with any credit or other information submitted or furnished to Lessor, or breached any warranties made by it under this Lease; or (i) any adverse change in the financial condition of Lessee or any surety or guarantor shall occur; then, in any such event, the Lessee shall be deemed to have breached this Lease and shall be in default hereunder.

     B. Upon the happening of any event of default, the Lessor shall have the right to do any of the following without demand or notice of any kind:
     (a) declare the balance of the rental payments and all other sums due and payable to Lessor and to become due hereunder immediately due and payable forthwith, and Lessor shall have the right to take immediate possession of the Equipment, and to lease or sell, or both, the Equipment or any portion thereof, upon such terms as Lessor may elect and to apply the net proceeds, less reasonable selling and administrative expenses, on account of Lessee's obligations hereunder; or (b) terminate this Lease as to any and all Equipment, and take immediate possession of the Equipment as aforesaid, and retain the same as Lessor's sole property, in full satisfaction of Lessee's obligations hereunder and as liquidated damages for Lessee's breach; or (c) exercise any other right or remedy which may be available to Lessor under the Uniform Commercial Code or other applicable law including, without limitation, the right to recover damages for breach hereof.

     C. Lessor shall have no obligation to exercise any such remedy, and the exercise of any thereof shall not release Lessee from its obligations hereunder. In addition, all of Lessor's remedies shall be cumulative, and action on one shall not be deemed to constitute an election or waiver of any other right to which Lessor may be entitled.

     D. In addition to all of the foregoing, in the event of default, Lessee shall pay Lessor's reasonable attorneys' fees, together with an amount equal to all expenses paid or incurred by Lessor in the enforcement of any of Lessor's rights or privileges hereunder.

12.  GENERAL.

     A. PERSONAL PROPERTY. This Lease is a contract of lease only, and nothing herein shall be construed as conveying to Lessee any right, title or interest in or to any of the Equipment except its rights as a Lessee only. The Equipment is and shall be and shall at all times remain personal property irrespective of its use or the manner in which it may be attached to real property. Lessee agrees to procure for Lessor such estoppel certificates, landlord's and mortgagee's waivers or other similar documents as Lessor may reasonably request. Lessee, at the request of Lessor, shall execute, and pay any filing and recording fees relating to, financing statements or other documents or instruments under the Uniform Commercial Code or similar statutes which Lessor may deem necessary to evidence or protect its interest in the Equipment or in this Lease (such fees and related costs incurred by Lessee may not be charged as a cost of Lessee in accordance with Section 3.2(b) of the Manufacturing Agreement), and Lessee hereby appoints Lessor or its assignee and any officer of Lessor or its assignee as Lessee's attorney in fact and authorizes Lessor or such assignee or such officer to execute and file any such statement, document or instrument for and on behalf of Lessee.

     B. PERFORMANCE. If Lessee fails to perform any of its obligations hereunder, Lessor may, but shall not be required to, perform the same. The costs of such performance and the amount of any attorneys' fees or other expenses incurred by Lessor in so doing shall be added to the next or any subsequent rental payment due hereunder and shall be paid by Lessee in accordance with Section 4 hereof.

     C. EXONERATION FOR ENTERING PREMISES. In the event that it shall be necessary for Lessor or its designee to enter upon premises owned or leased by Lessee to inspect the Equipment, to perform any obligations of Lessee or to recover possession of the Equipment, upon the expiration or earlier termination of this Lease, Lessor or such designee may do so without court order or other process of law and shall not be liable to Lessee for any damage arising out of such entry and performance or repossession, except for damages caused by Lessor's gross negligence or willful misconduct.

     D. NOTICES. Any notice, consent, waiver or other communication (except invoices and requests for documents) given hereunder by either party shall be in writing and mailed, postage prepaid, certified mail, return receipt requested, to the other party at the address set forth herein or to such other address as such party shall hereafter designate by notice in writing to the other party.

     E. EFFECT OF AGREEMENT; ASSIGNMENT BY LESSEE. This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns; provided, however, that Lessee may not assign this Lease or any of Lessee's rights hereunder or sublease any of the Equipment or permit others to use the Equipment without the prior written consent of Lessor. Any assignment or sublease effected by Lessee without such consent shall be void and shall not relieve Lessee of any of its obligations or liabilities hereunder nor confer any rights upon the intended assignee.

     F. HEADINGS. The headings and sub-headings of the various sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

     G. SURVIVAL OF OBLIGATIONS. All covenants and obligations of Lessee to be performed pursuant to this Lease, including all payments to be made by Lessee hereunder, shall survive the expiration or earlier termination of this Lease.

     H. SEVERABILITY. In the event that any provisions of this Lease shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be valid, binding and subsisting as if such illegal or unenforceable provision had never been contained herein.

     I. DELAY AND NON-WAIVER. No delay or omission by Lessor to exercise any remedy or right accruing upon a default shall impair any such remedy or right, nor be construed to be a waiver of any such default or any other default, nor an acquiescence therein, nor a waiver of or in any manner affect Lessor's right not to waive any subsequent default of the same or of a different nature.

     J. ARBITRATION. In the event of any dispute arising out of the terms of this agreement the parties shall attempt to reach an amicable settlement. Failing such settlement the dispute shall be settled by arbitration in accordance with the Rules of the Singapore International Arbitration Centre in effect at the time of arbitration, by one or more arbitrators designated in conformity with these rules, the awards being formal and binding. The place of the arbitration shall be Los Angeles, California. The arbitration shall be conducted in the English language.

     K. GOVERNING LAW. This Lease shall be governed and construed in accordance with the laws of the State of California.

     L. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and all negotiations and understandings have been merged herein. No modifications or amendments shall be valid unless in writing and executed by the parties hereto. The terms and conditions of this Lease shall prevail notwithstanding any variance therein from the terms and conditions of any other document relating to this transaction, whether prepared and submitted by Lessor or by Lessee.

     By execution hereof, the undersigned hereby certifies that he has read this Lease and that he is a duly authorized corporate officer, partner or proprietor of the below-named Lessee and is duly authorized to execute this Lease on behalf of Lessee.

LESSOR:                                 LESSEE:

ADVANCED MATERIALS FOREIGN              FOAMTEC (SINGAPORE) PTE.
SALES CORPORATION LTD.

Accepted On: January 30, 1998           Signed By: /s/ Stephan Scibelli
             -----------------------               ----------------------------

Signed By: /s/ Steve S. Scott           Title: President
           -------------------------           --------------------------------

Title: President
       -----------------------------


Attachment:  Equipment Lease Schedule

                               EQUIPMENT LEASE SCHEDULE



     This Schedule forms a part of and is subject to all of the terms and conditions set forth in the Equipment Lease to which it is affixed.

EQUIPMENT LEASED:                       Ttarp Press
                                        ---------------------------------

                                        ---------------------------------

                                        ---------------------------------

RENTAL PAYMENTS:                        $1 per annum.

ESTIMATED INSTALLATION DATE:            December 15, 1997
                                        --------------------------

                                     EXHIBIT B

                       TECHNICAL INFORMATION LICENSE AGREEMENT

     This TECHNICAL INFORMATION LICENSE AGREEMENT is effective this 30th day of January, 1998, ("Agreement") by and between Advanced Materials Foreign Sales Corporation Ltd., a Bermuda corporation ("AMFS") and Foamtec (Singapore) Pte. Ltd., a Singapore private limited company ("Foamtec"), either or both of which may also hereinafter be referred to respectively as the "Party" or "Parties" to this Agreement.

     WHEREAS this Agreement is an attachment to a Manufacturing Agreement between the Parties of even date herewith (the "Manufacturing Agreement");

     WHEREAS Foamtec is entering a joint venture with AMFS and requires a license of certain technology in support of Foamtec's obligations thereunder; and

     WHEREAS AMFS represents that it is the owner of certain technology that (a) is used in connection with the business of the Joint Venture that AMFS is forming with Foamtec and (b) is also otherwise used by AMFS (hereinafter "Shared Use Technology");

     NOW, THEREFORE, in consideration of the promises and the mutual covenants of this Agreement, the parties hereto agree as follows:

ARTICLE I.  DEFINITIONS

     1.1 The term "Products" and other capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to them in the Manufacturing Agreement.

     1.2 The term "Technical Information", as used herein, means all information and assistance (including, but not limited to, data, know-how, technical, manufacturing, marketing information, designs, drawings, specifications, bills of materials, and documentation of processes) which pertains to the Shared Use Technology identified in Schedule A to this Agreement. AMFS and Foamtec acknowledge that until November 1990, Mr. Steve Scibelli, the President of Foamtex Asia Co., Ltd., an Affiliate (as defined in the Manufacturing Agreement) of Foamtec, was the principal owner of Advanced Materials, Inc., an Affiliate of AMFS and, as a result thereof, Foamtec has prior knowledge of specific fabrication techniques used up until November 1990 to make finished foam products for Hewlett-Packard, although the parties also acknowledge that the process used in the Shared Use Technology for Hewlett-Packard was developed subsequent to November, 1991.

ARTICLE II.  LICENSES GRANTED

     2.1 AMFS grants and agrees to grant to Foamtec an irrevocable, fully paid-up perpetual, non-exclusive, non-transferable license to make the Products in Singapore as contemplated in the

Manufacturing Agreement using all applicable Technical Information.

     2.2 No license, either express or implied, is granted by AMFS to Foamtec hereunder with respect to any patent or information or other intellectual property except as specifically stated above.

     2.3 No license, either express or implied, is granted hereunder to use as a trademark or otherwise the trademarks "Advanced Materials" or any other trademark or trade or product name of AMFS, or any word or mark similar thereto.

     2.4 Nothing contained in this Agreement shall constitute, or be construed to be, a limitation or restriction on either Foamtec or AMFS to use existing technologies for future businesses.

     2.5 Nothing contained in this Agreement shall constitute, or be construed to be, to require AMFS to license Foamtec to use AMFS patents or technology for other than the Products.

     2.6 Nothing contained in this Agreement shall constitute, or be construed to be, a limitation or restriction upon any right otherwise possessed by Foamtec or AMFS to make, use or sell any product, or parts therefor, in any country, except as otherwise provided in the Manufacturing Agreement.

     2.7 AMFS agrees that no fees shall be charged for the license granted hereunder.

ARTICLE III.  ENFORCEMENT OF INTELLECTUAL PROPERTY RIGHTS

     3.1 AMFS shall at all times have the sole right to take whatever steps it deems necessary or desirable to enforce its rights in the licensed Technical Information, including the filing and prosecution of litigation; and AMFS shall have the right to include Foamtec as a party in such litigation where necessary for the conduct thereof. If AMFS and Foamtec desires to agree to joint participation in any suit or other enforcement action with respect to any of the Technical Information, the respective responsibilities of the parties, and their contributions to the costs and participation in any recoveries, will be agreed upon in writing prior to undertaking such joint enforcement action.

     3.2 AMFS does not make any representation to Foamtec regarding the scope or enforceability of the Technical Information, and does not warrant that any Products manufactured or sold under this Agreement will not infringe patents of others.

     3.3 In the event of any actual or threatened infringement suit against Foamtec or its customers which would affect the manufacture, use or sale of Products, Foamtec shall promptly give written notice thereof to AMFS, and AMFS will make available to Foamtec free of charge any information in its possession which AMFS believes will assist Foamtec in defending or otherwise dealing with such suit.

ARTICLE IV. TECHNICAL INFORMATION

     4.1 Foamtec shall be entitled to receive only the data, know-how and assistance as set forth in Schedule A.

     4.2 If approval by any government is required in order to render this Agreement fully effective, AMFS shall not be obligated to furnish any information or assistance hereunder until such approval has been obtained and evidence thereof has been supplied to AMFS.

     4.3 All Technical Information covered by this Agreement is property of AMFS and shall be maintain in confidence by Foamtec.

     4.4 Foamtec agrees that it will not at any time knowingly disclose to any third party (except to its employees who reasonably require such information in connection with the performance of their regular duties) any Technical Information which is communicated to Foamtec by AMFS under this Agreement. The foregoing obligation of confidentiality shall not apply to any Technical Information that (a) is or may become generally available to the general public through no act of the receiving party or any of its employees; (b) Foamtec can demonstrate by means of prior documentation was in its unrestricted possession at the time such Technical Information was first communicated to Foamtec by AMFS; or (c) Foamtec received such information from a third party independent of AMFS and such third party having a bona fide right to disclose such information to Foamtec without any obligation of confidentiality.

ARTICLE V.  MISCELLANEOUS PROVISIONS

     5.1 WAIVER: Failure of either party to insist upon the strict performance of any provisions hereof or to exercise any right or remedy shall not be deemed a waiver of any right or remedy with respect to any existing or subsequent breach or default; the election by either party of any particular right or remedy shall not be deemed to exclude any other; and all rights and remedies of either party shall be cumulative.

     5.2 NOTICE: Any notice required or permitted hereunder shall be in writing and shall be sufficiently given when mailed postpaid first class registered or certified mail and addressed to the party for whom it is intended at its record address, or when sent by facsimile, and such notice shall be effective as of the date it is deposited in the mail or when a facsimile notice of receipt is received. The record address of AMFS for this purpose is its address set forth in the preamble and the record address of Foamtec is its address set forth in the preamble of this Agreement. Either party may, at any time substitute for its previous record address any other address by giving written notice of the substitution.

     5.3 GOVERNMENT APPROVALS: Foamtec shall, at its own expense, take whatever steps are required to satisfy the laws and requirements of the respective countries within respect to declaring, recording and otherwise rendering this Agreement valid.

     5.4 SEVERABILITY: If any section or provision of this Agreement in any way contravene a law of any state or country in which this Agreement is effective, the remaining section of this Agreement shall not be affected thereby and this Agreement shall be modified to conform with such law. Notwithstanding the foregoing, in the event of any such contravention AMFS may at its option terminate this Agreement forthwith by giving to Foamtec written notice of termination.

     5.5 ARBITRATION: In the event of any dispute arising out of the terms of this agreement the parties shall attempt to reach an amicable settlement. Failing such settlement the dispute shall be settled by arbitration in accordance with the Rules of the Singapore International Arbitration Centre in effect at the time of arbitration, by one or more arbitrators designated in conformity with these rules, the awards being formal and binding. The place of the arbitration shall be Los Angeles, California. The arbitration shall be conducted in the English language.

     5.6 GOVERNING LAW: This Agreement shall be interpreted and construed in accordance with the laws of the State of California except as governed by the trade secret laws of the United States of America.

     5.7 FORCE MAJEURE: Neither Party shall be in default under this Agreement for any delay or failure to perform hereunder due to causes beyond its control and without its fault or negligence, including but not limited to acts of nature, acts of any government in its sovereign or contractual capacity, strikes, fires, floods, riots or embargoes; provided, however, that prompt written notice is given to the other Party describing such cause.

     5.8 EXPORT. Foamtec agrees to reasonably cooperate with AMFS to enable AMFS to comply with all applicable export regulations and secure all required export approvals prior to disclosure of any technology conveyed under this license to a non US person either inside or outside the United States of America or prior to the export or sale of a product of the technology conveyed under this license to a non US person either inside or outside the United States of America.

     5.9 ENTIRE AGREEMENT: This Agreement contains all of the terms and conditions agreed upon by AMFS and Foamtec regarding the specific subject matter hereof; and this Agreement may be modified only by an instrument in writing executed on behalf of AMFS and Foamtec by their respective duly authorized representatives.

     Foamtec and AMFS have caused this Agreement to be executed, in duplicate, by their respective duly authorized representatives on the dates and at the places indicated below.


ADVANCED MATERIALS FOREIGN              FOAMTEC (SINGAPORE) PTE.
SALES CORPORATION LTD.

By /s/ Steve F. Scott                   By /s/ Stephan Scibelli
   -----------------------------           --------------------------------

Typed Steve F. Scott                    Typed Stephan Scibelli
      --------------------------              -----------------------------

Title President                         Title President
      --------------------------              -----------------------------

Date January 30, 1998                   Date January 30, 1998
     ---------------------------             ------------------------------

Schedule A:  Shared Use Technology


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

                                      SCHEDULE A


                                Shared Use Technology